UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of The
Securities Exchange Act of 1934
(Amendment No.     )

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Bluegreen Vacations Holding Corporation
(Name of Registrant as Specified in Its Charter)
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Bluegreen Vacations Holding Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

November 27, 2023

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Bluegreen Vacations Holding Corporation (the “Company”), which will be held on December 21, 2023 at 10:00 a.m., Eastern time, for the purposes described in the attached Notice of Meeting and Proxy Statement. Please read these materials so that you will know what we plan to do at the Annual Meeting.

The Annual Meeting will be held in a virtual format only, via webcast at www.virtualshareholdermeeting.com/BVH2023. While there will not be a physical meeting location and shareholders will not be able to attend the Annual Meeting in person, shareholders may attend the Annual Meeting virtually via the Internet. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to promptly vote your shares in advance by Internet or telephone or by completing, signing, dating and returning your proxy card or, if your shares are held in “street name,” your voting instruction form. This way, your shares will be voted as you direct even if you cannot attend the virtual Annual Meeting.

The Annual Meeting is expected to be held solely for the purpose of electing directors as required by the listing standards of the New York Stock Exchange. The Company will schedule and hold a special meeting of its shareholders as appropriate at a later date for the purpose of considering and voting on the Company’s previously announced merger agreement with Hilton Grand Vacations Inc.

On behalf of your Board of Directors, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan

Chairman, Chief Executive Officer and President

Bluegreen Vacations Holding Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on December 21, 2023

Notice is hereby given that the Annual Meeting of Shareholders of Bluegreen Vacations Holding Corporation (the “Company”) will be held December 21, 2023, commencing at 10:00 a.m., Eastern time, for the following purposes:

1. To elect thirteen directors to the Company’s Board of Directors.

2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

In order to provide access to the Company’s shareholders regardless of geographic location, the Annual Meeting will be held in a virtual format only, via webcast at www.virtualshareholdermeeting.com/BVH2023. While there will not be a physical meeting location and shareholders will not be able to attend the Annual Meeting in person, shareholders may attend the Annual Meeting virtually via the Internet.

Please read the attached Proxy Statement, which forms a part of this Notice of Meeting, for additional information regarding the Annual Meeting, including information regarding the election of directors at the Annual Meeting and information regarding how to attend the Annual Meeting virtually.

Only record holders of the Company’s Class A Common Stock or Class B Common Stock at the close of business on November 24, 2023 are entitled to notice of, and to vote at, the Annual Meeting.

The Annual Meeting is expected to be held solely for the purpose of electing directors as required by the listing standards of the New York Stock Exchange. The Company will schedule and hold a special meeting of its shareholders as appropriate at a later date for the purpose of considering and voting on the Company’s previously announced merger agreement with Hilton Grand Vacations Inc.

Sincerely yours,

Alan B. Levan

Chairman, Chief Executive Officer and President

Boca Raton, Florida

November 27, 2023

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, YOU ARE ENCOURAGED TO VOTE YOUR SHARES IN ADVANCE BY INTERNET OR TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD OR, IF YOUR SHARES ARE HELD IN “STREET NAME,” YOUR VOTING INSTRUCTION FORM. THIS WAY, YOUR SHARES WILL BE VOTED AS YOU DIRECT EVEN IF YOU CANNOT ATTEND THE VIRTUAL ANNUAL MEETING. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES USING THE ENCLOSED ENVELOPE.

Bluegreen Vacations Holding Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

PROXY STATEMENT

The Board of Directors of Bluegreen Vacations Holding Corporation (the “Company”) is soliciting proxies to be used at the 2023 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be on December 21, 2023, commencing at 10:00 a.m., Eastern time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting. In order to provide access to the Company’s stockholders regardless of geographic location, the Annual Meeting will be held in a virtual format only, via webcast, at www.virtualshareholdermeeting.com/BVH2023, with no physical, in-person meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to shareholders on or about November 30, 2023.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon the election of thirteen directors to the Company’s Board of Directors. In addition, although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, shareholders will be asked to consider and vote upon such matters. Also, management will be available to respond to appropriate questions from shareholders, as described in further detail below.

Will shareholders be asked to consider or vote upon the Company’s merger agreement with Hilton Grand Vacations Inc. at the Annual Meeting?

No. The Annual Meeting is expected to be held solely for the purpose of electing directors as required by the listing standards of the New York Stock Exchange (the “NYSE”). The Company will schedule and hold a special meeting of its shareholders as appropriate at a later date for the purpose of considering and voting on the Company’s previously announced merger agreement with Hilton Grand Vacations Inc.

Who is entitled to vote at the meeting?

Record holders of the Company’s Class A Common Stock and record holders of the Company’s Class B Common Stock as of the close of business on November 24, 2023 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, 13,387,599 shares of the Company’s Class A Common Stock and 3,650,184 shares of the Company’s Class B Common Stock were outstanding and, thus, will be eligible to vote at the Annual Meeting.

What are the voting rights of the holders of Class A Common Stock and Class B Common Stock?

Holders of the Company’s Class A Common Stock and Class B Common Stock will vote as one class on the election of directors. Holders of the Company’s Class A Common Stock are entitled to one vote per share, with all holders of the Company’s Class A Common Stock having in the aggregate 22% of the general voting power. The number of votes represented by each share of the Company’s Class B Common Stock, which represents in the aggregate 78% of the general voting power, is calculated each year in accordance with the Company’s Amended and Restated Articles of Incorporation. At this year’s Annual Meeting, each outstanding share of the Company’s Class B Common Stock will be entitled to 13 votes.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the Company’s Class A Common Stock and Class B Common Stock outstanding as of the close of business on the Record Date will constitute a quorum.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Equiniti Trust Company, LLC, the Company’s stock transfer agent (“Equiniti”), you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the shareholder of record, and your shares are held in “street name.”

How can I attend the Annual Meeting?

In order to provide access to the Company’s shareholders regardless of geographic location, the Annual Meeting will be held in a virtual format only, live via webcast. While there will not be a physical, in-person meeting to attend, shareholders may attend the Annual Meeting virtually via the Internet by accessing the webcast at www.virtualshareholdermeeting.com/BVH2023.

You will be required to enter your control number in order to access the virtual Annual Meeting and, if you are a shareholder of record or have a valid proxy to vote your shares, vote online. Shareholders who hold their shares in “street name” through a broker, bank or other nominee can use the control number set forth on the voting instruction form received from their broker, bank or other nominee in order to access the Annual Meeting.

It is recommended that you log in at least 15 minutes before the virtual Annual Meeting begins to ensure ample time to complete the check-in procedures and test your computer system. You should carefully review the procedures needed to gain admission in advance. The meeting site will contain a troubleshooting/online assistance link which will be available to you if you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the meeting.

How do I submit questions for the Annual Meeting?

Shareholders who attend the virtual Annual Meeting, as described above, will be able to submit questions for the Annual Meeting on the virtual meeting site. Any questions must be confined to the specific matters to be considered at the Annual Meeting or otherwise relate to the business or performance of the Company. The question and answer session will follow the completion of the business items at the Annual Meeting and will be subject to time constraints. Questions may be grouped by topic, and substantially similar questions may be grouped and answered once.

How do I vote my shares?

Record shareholders. If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by mailing the enclosed proxy card. If you return your proxy card by mail, please ensure you leave enough time for your proxy card to be mailed and received. Shareholders of record may also vote by telephone or the Internet as described on the enclosed proxy card. In addition, shareholders of record may attend the virtual Annual Meeting, as described above, and vote their shares electronically during the virtual Annual Meeting up until the closing of the polls. Even if you plan to attend the virtual Annual Meeting, you are encouraged to vote in advance by telephone or the Internet, or by signing, dating and returning the enclosed proxy card, so that your vote will be counted if you later decide not to, or are otherwise unable to, attend the virtual Annual Meeting.

“Street name” holders. If you hold your shares in “street name,” you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit instructions to vote your shares. You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee. If you return your voting instruction form by mail, please ensure you leave enough time for your voting instruction form to be received by the deadline provided by your broker, bank or other nominee. If you are a “street name” holder, you may vote the shares beneficially held by you through your broker, bank or other nominee electronically at the virtual Annual Meeting only if you attend the virtual Annual Meeting, as described above.

What are my choices when voting on the election of directors?

You may vote for all of the director nominees, or your vote may be withheld with respect to one or more of the director nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 9.

What is the Board’s voting recommendation?

The Company’s Board of Directors recommends that you vote your shares FOR ALL of the director nominees.

What if I do not specify on my proxy card how I want my shares voted?

If you execute and mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted FOR ALL of the director nominees. Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the individuals named in the enclosed proxy card (or their substitutes if they are unavailable) will vote the proxies in accordance with their judgment on those matters.

Can I change my vote or revoke my proxy?

Yes. You can change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can revoke your proxy by sending a signed written notice to the Company’s Secretary stating that you would like to revoke your proxy. Record holders can change their vote by submitting a new valid proxy bearing a later date, transmitting new voting instructions by telephone or the Internet, or by attending and voting their shares electronically at the virtual Annual Meeting as described above. See “How do I vote my shares? – Record Shareholders.” However, attendance at the virtual Annual Meeting will not, in and of itself, constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for the election of directors?

The Company’s directors are elected by plurality vote, meaning that the thirteen director nominees receiving the greatest number of votes for his election will be elected. A properly executed proxy marked to withhold a vote with respect to the election of one or more director nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether or not a quorum exists.

If my shares are held in street name, will my broker, bank or other nominee vote my shares for me?

No. If you hold your shares in “street name” through a broker, bank or other nominee, whether your broker, bank or other nominee may vote your shares in its discretion depends on the proposals before the Annual Meeting. The Company’s Class A Common Stock is listed for trading on the NYSE. Under the rules of the NYSE, if you do not provide your broker, bank or other nominee with voting instructions with respect to your shares, your broker, bank or other nominee may vote your shares in its discretion only on “routine matters.” The election of directors is not deemed to be a “routine matter” under the rules of the NYSE. Accordingly, your broker, bank or other nominee will not have discretion to vote your shares at the Annual Meeting if you do not provide voting instructions.

What are broker non-votes?

When a broker, bank or other nominee has discretion to vote on one or more proposals at a meeting, or a “routine matter,” but does not have discretion to vote on other matters at the meeting, or “non-routine matters,” the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the “non-routine matters” with respect to shares held for beneficial owners which did not provide voting instructions with respect to the “non-routine matters.” This is generally referred to as a “broker non-vote.” Because brokers, banks and other nominees will not have discretion to vote on any items of business at the Annual Meeting if they have not received voting instructions from their clients, there will not be broker non-votes on any matter presented at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

As previously described, shareholders will not be asked at the Annual Meeting to consider and vote on the Company’s previously announced merger agreement with Hilton Grand Vacations Inc. The Company will schedule and hold a special meeting of its shareholders, as appropriate, at a later date for the purpose of considering and voting on the merger agreement.

CORPORATE GOVERNANCE

Pursuant to the Company’s Bylaws and Florida law, the Company’s business and affairs are managed under the direction of the Company’s Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chief Executive Officer and other senior officers, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.

Composition of the Board of Directors

The Company’s Board of Directors currently consists of thirteen directors, who are Alan B. Levan, Chairman, John E. Abdo, Vice Chairman, Jarett S. Levan, James R. Allmand, III, Norman H. Becker, Lawrence A. Cirillo, Darwin Dornbush, Joel Levy, Mark A. Nerenhausen, William Nicholson, Arnold Sevell, Orlando Sharpe and Seth M. Wise.

Determination of Director Independence

The Company’s Board of Directors has determined that James R. Allmand, III, Norman H. Becker, Lawrence A. Cirillo, Darwin Dornbush, Joel Levy, Mark A. Nerenhausen, William Nicholson, Arnold Sevell and Orlando Sharpe, who together comprise a majority of the Board, are independent under applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NYSE. The Board made such independence determinations based on a review of transactions and relationships between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand, as well as transactions and relationships between each director or his affiliates, on the one hand, and members of the Company’s senior management or their affiliates, on the other hand. To assist the Board in making its independence determinations, the Board adopted the following categorical standards of relationships that, in the Board’s opinion, do not constitute material relationships that impair a director’s independence: (i) serving on third party boards of directors with other members of the Board; (ii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments do not exceed the greater of $1 million annually or 2% of such entity’s consolidated gross revenues for the applicable year; and (iii) investments by directors in common with each other or the Company. Accordingly, service on the Board of Directors of BBX Capital, Inc. (“BBX Capital”), the former wholly owned subsidiary of the Company that was spun-off on September 30, 2020, does not, in and of itself, constitute a material relationship that would impair director independence. Independent director Becker serves on BBX Capital’s Board of Directors. The Board also determined that the provision of certain real estate-related services by entities affiliated with independent director Sharpe to BBX Capital in 2021 and 2022 and to Nova Southeastern University (of which Alan B. Levan serves as a Trustee the Chairman of its Finance Committee) in 2021 did not constitute a material relationship that impaired his independence.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of these committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.BVHCorp.com, and each is available in print, without charge, to shareholders.

During 2022, the Board met 15 times, and each member of the Board of Directors attended at least 75% of the total number of meetings of the Board and committees on which he served. The Company has no formal policy requiring directors to attend the Company’s Annual Meeting of Shareholders. All of the Company’s directors attended the Company’s 2022 Annual Meeting of Shareholders.

The Audit Committee

The Audit Committee consists of Joel Levy, Chairman, Norman H. Becker, Lawrence A. Cirillo, Darwin Dornbush, William Nicholson and Arnold Sevell. The Board has determined that each member of the Audit Committee is “financially literate” and “independent” within the meaning of applicable SEC rules and regulations and the listing standards of the NYSE, including the additional independence requirements applicable to audit committee members under the listing standards of the NYSE. The Board also determined that directors Levy and Becker qualify as “audit committee financial experts,” as defined under Item 407 of Regulation S-K promulgated by the SEC.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, performance and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from, and meets with, the Company’s internal audit group, management and independent auditor. The Audit Committee receives information concerning the Company’s internal control over financial reporting and any deficiencies in such control and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. The Audit Committee is also responsible for reviewing and, if it determines to be advisable, approving related party transactions involving the Company and its directors or executive officers, or their immediate family members, which present issues regarding financial or accounting matters.

The Audit Committee met six times during 2022.

The Compensation Committee

The Compensation Committee consists of Arnold Sevell, Chairman, James R. Allmand, III, Norman H. Becker, Darwin Dornbush and William Nicholson. The Board has determined that each member of the Compensation Committee is “independent” under the listing standards of the NYSE, including the additional independence requirements applicable to compensation committee members thereunder.

The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of the Company’s executive officers, including the Company’s Chief Executive Officer. The Compensation Committee also administers the Company’s 2021 Incentive Plan, which is the Company’s equity-based compensation plan.

Pursuant to its charter, the Compensation Committee has the authority to retain consultants to assist the Compensation Committee in its evaluation of executive compensation, as well as the authority to approve any such consultant’s fees and retention terms. No such consultants were engaged in 2022.

The Compensation Committee met four times during 2022.

The Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of James R. Allmand, III, Chairman, Lawrence A. Cirillo and Arnold Sevell. The Board has determined that each member of the Nominating/Corporate Governance Committee is “independent” under the listing standards of the NYSE.

The Nominating/Corporate Governance Committee is responsible for: (i) assisting the Board in identifying individuals qualified to become directors; (ii) making recommendations of candidates for directorships; (iii) developing and recommending to the Board a set of corporate governance principles for the Company;

(iv) overseeing the evaluation of the Board and management; (v) overseeing the selection, composition and evaluation of Board committees; and (vi) overseeing the management continuity and succession planning process. In addition, the Nominating/Corporate Governance Committee is responsible for reviewing and, if it determines to be advisable, approving related party transactions involving the Company and its directors or executive officers, or their immediate family members, other than those presenting issues regarding financial or accounting matters, the review and approval of which has been delegated to the Audit Committee.

The Nominating/Corporate Governance Committee held two meetings during 2022.

Following the end of the Company’s fiscal year, the Nominating/Corporate Governance Committee reviews the composition of the Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating/Corporate Governance Committee thinks it is in the Company’s best interest to nominate a new individual for director, or fill a vacancy on the Board which may exist from time to time, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought as follows. Generally, the Nominating/Corporate Governance Committee will identify candidates for directorships through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating/Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating/Corporate Governance Committee considers appropriate. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director are reviewed in the context of the current composition of the Board and the evolving needs of the Company. While the Board does not have a formal diversity policy and the Nominating/Corporate Governance Committee does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board prefers a mix of background and experience among its members. Accordingly, pursuant to the Company’s Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, when assessing potential new directors, may seek individuals from diverse professional backgrounds who provide a broad range of skills, experience and expertise relevant to the Company’s business. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment, and commitment to the Company’s success. The Company also requires that its Board members be able to dedicate the time and resources sufficient to allow for the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board.

See “Future Shareholder Proposals” under “Additional Information” below for information regarding timing and other requirements relating to shareholder proposals and director nominations.

Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by the Company’s shareholders subject to the right of the Board to appoint directors to fill vacancies on the Board which may exist from time to time, including due to an increase in the size of the Board or due to director resignations. The fundamental responsibility of the Board is to lead the Company by exercising its business judgment to act in what the directors believe to be the best interests of the Company and its shareholders. The Board’s current leadership structure combines the position of Chairman and Chief Executive Officer. The Company believes that the combination of these two positions has been an appropriate and suitable structure for the Board’s function and efficiency, as the Chairman and Chief Executive Officer serves as the direct link between senior management and the Board. Alan B. Levan currently holds dual positions of Chairman and Chief Executive Officer.

Risk Oversight

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained areas of focus for itself. Pursuant to its charter, the Audit Committee is responsible for efforts designed to provide the Board with the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal audit group regarding the results of its annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies. The Nominating/Corporate Governance Committee oversees compliance with governance-related laws and policies, including the Company’s Corporate Governance Guidelines. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Throughout the year, senior management reports to the Board on the risks that management believes may be material to the Company, including those disclosed in the Company’s reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks which the Company faces are not static, and that it is not possible to identify or mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with a foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management Directors

During 2022, the Company’s non-management directors met twice in executive sessions of the Board in which management directors and other members of management did not participate. Arnold Sevell was the presiding director for these sessions. Future meetings of non-management directors are scheduled to be held at least annually, and the non-management directors may schedule additional meetings without management present as they determine.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Company at 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431, Attn: Secretary. If the person submitting the letter is a shareholder, the letter should include a statement indicating such. Depending on the subject matter, the Company will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted in the “Investor Relations” section of the Company’s website at www.BVHCorp.com. The Company will post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis during the year ended December 31, 2022.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board of Directors shall consist of no less than three or more than sixteen directors, and for each director to serve for a term expiring at the Company’s next annual meeting of shareholders. The specific number of directors is set from time to time by resolution of the Board. As described above, the Board of Directors currently consists of thirteen directors.

All thirteen of the Company’s current directors have been nominated for election at the Annual Meeting. Each director, if elected, will serve for a term expiring at the earliest of the Company’s 2024 Annual Meeting of Shareholders, the consummation of the Company’s currently proposed merger with Hilton Grand Vacations Inc., and the resignation or removal of such director. Each director has consented to serve for his term.

If any director nominee should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, no director nominee has had any change in principal occupation or employment during the past five years.

Directors Standing for Election

ALAN B. LEVAN	Director since 1978[1]

Mr. Alan Levan, age 79, formed the I.R.E. Group (predecessor to the Company) in 1972. From 1978 until December 2015, he served as Chairman, Chief Executive Officer and President of the Company or its predecessors. During February 2017, Mr. Alan Levan was reappointed as the Company’s Chairman and Chief Executive Officer, and he continues to serve in such capacities. He has also served as President of the Company since the completion of the Company’s spin-off of BBX Capital in September 2020. From December 2015 until his reappointment as the Company’s Chairman and Chief Executive Officer during February 2017, Mr. Alan Levan served as Founder and strategic advisor to the Company’s Board of Directors. Mr. Alan Levan is also the Chairman of BBX Capital. In addition, he served as Chairman of the Board of Bluegreen Vacations Corporation (“Bluegreen”) since May 2017 and from May 2002 to December 2015, and as its Chief Executive Officer and President since January 2020. From May 2015 until February 2017, he served Bluegreen in a non-executive capacity. Bluegreen became a wholly owned subsidiary of the Company during May 2021 as a result of the statutory short-form merger effected at that time pursuant to which the Company acquired all of the approximately 7% of the then-outstanding shares of common stock of Bluegreen not previously owned by the Company (the “Bluegreen Merger”). Prior to the Bluegreen Merger, the Company owned approximately 93% of Bluegreen’s outstanding common stock. From 1994 until December 2015, Mr. Alan Levan was the Chairman and Chief Executive Officer of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.), which merged with and into a wholly owned subsidiary of the Company during December 2016 (the “BBX Merger”). In addition, Mr. Alan Levan served as Chairman of BankAtlantic from 1987 until July 2012 when BankAtlantic was sold to BB&T Corporation (“BB&T”). The Company’s Board of Directors believes that Mr. Alan Levan is a strong operating executive, that his proven leadership skills enhance the Company and its Board of Directors, and he provides the Board with critical insight regarding the business and prospects of the Company. Mr. Alan Levan is the father of Jarett S. Levan, a director of the Company.

JOHN E. ABDO	Director since 1988

John E. Abdo, age 80, has served as Vice Chairman of the Company since 1993 and was Vice Chairman of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) until the completion of the BBX Merger in

[1]	Excluding the period from December 2015 through February 2017 during which Mr. Alan Levan was not a director of the Company but served as Founder of the Company and strategic advisor to the Board.

December 2016. He also served as Vice Chairman of the Board of Bluegreen since 2002. In addition, from December 2015 until August 2017, he served as Acting Chairman of the Board of Bluegreen. Mr. Abdo is also the Vice Chairman of BBX Capital. Mr. Abdo served as Vice Chairman of BankAtlantic from 1987 until the completion of the sale of BankAtlantic to BB&T during July 2012. Mr. Abdo is also President of Abdo Companies, Inc. (“Abdo Companies”), a member of the Board of Directors of the Performing Arts Center Authority (“PACA”), and the former 20-year President and current member of the Investment Committee and the Finance Committee of the Broward Performing Arts Foundation. The Company’s Board of Directors believes that it benefits from Mr. Abdo’s contributions to the Board, many of which are the result of his extensive experience as part of the Florida business community and his knowledge of the business and affairs of the Company based on his long history of service. The Board also believes that Mr. Abdo’s real estate background provides additional knowledge and perspective to the Board.

JAMES R. ALLMAND, III	Director since May 2021

James R. Allmand, III, age 75, was appointed to the Company’s Board of Directors in connection with completion of the Bluegreen Merger in May 2021 after serving as a director of Bluegreen since 2011. Mr. Allmand has over 40 years of resort real estate and hospitality operations management experience in the United States, Mexico, Central America and the Caribbean. Since 2008, Mr. Allmand has been the Senior Vice President for Operations and Real Estate for Global Resort Development, Inc., a development advisory group based in Dallas, Texas. His hospitality and real estate career began with the Sea Pines Company, a residential resort developer of Hilton Head Island, Amelia Island, Big Canoe and Palmas del Mar, Puerto Rico. Mr. Allmand previously served as General Manager and Area Senior General Manager for Embassy Suites properties in Fort Lauderdale, Florida from 1990-1993, and Regional Vice President of Operations in Florida for R & A Hotels, Huizenga Sports Holdings Executive Group and Florida Panthers Holdings from 1993-2004. His responsibilities included those relating to Hyatt Regency Pier Sixty-Six, Bahia Mar Beach Resort Yachting Center, Oceanside Inn, Portside Marina and Grande Oaks Golf Club. He was also previously Director of Advisory Services in Fort Lauderdale for IAG Florida, a commercial, residential and a hospitality development-oriented company, and General Partner and General Manager of a subsidiary company of a New York Stock Exchange (“NYSE”)-listed publicly traded REIT where he was involved in the successful turnaround of two bankrupt hotels in New Orleans and Jackson, Mississippi. He is a Certified Hotel Administrator (CHA), a Certified Food and Beverage Executive (CFBE). In 2000, he was named General Manager of the Year for the United States by the American Hotel and Lodging Association. In 2001, he was named General Manager of the Year by the Florida Hotel & Motel Association. The Company’s Board of Directors believes that Mr. Allmand provides valuable insight and contributions to the Board as a result of his extensive experience in the real estate and hospitality industries.

NORMAN H. BECKER	Director since May 2021

Norman H. Becker, age 85, was appointed to the Company’s Board of Directors in connection with completion of the Bluegreen Merger in May 2021 after serving as a director of Bluegreen since 2003. Mr. Becker previously served as a director of the Company from 2013 until September 2020 when he joined BBX Capital’s Board of Directors in connection with the Company’s spin-off of BBX Capital at that time. Mr. Becker continues to serve as a director and member of the Audit Committee of BBX Capital. Mr. Becker is, and has been for more than twelve years, self-employed as a Certified Public Accountant. Mr. Becker was also the Chief Financial Officer and Treasurer of Proguard Acquisition Corp., as well as a member of its Board of Directors, until 2012. He was previously a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP, for more than ten years. He also served as a director of Benihana until August 2012. The Company’s Board of Directors believes that Mr. Becker provides valuable insight to the Board and Audit Committee based on his business, financial and accounting expertise.

LAWRENCE A. CIRILLO	Director since 2020

Lawrence A. Cirillo, age 84, was appointed to the Company’s Board of Directors in connection with the Company’s spin-off of BBX Capital in September 2020 after serving as a director of Bluegreen since 2003.

Mr. Cirillo was Principal Partner and President of Atlantic Chartering, an oil tanker brokerage company, from 1979 until Atlantic Chartering merged with Seabrokers, Inc., a subsidiary of Clarkson, Ltd. Mr. Cirillo served as a Vice President of Seabrokers, Inc. until 2000. From 2000 until December 2021, Mr. Cirillo has served as an oil tanker broker with Southport Maritime, Inc. and he currently serves as a consultant for Southport Maritime, Inc. The Company’s Board of Directors believes that it benefits from Mr. Cirillo’s business experience generally and within the sales industry in particular, as well as his knowledge of the Company’s business and affairs as a result of his history of service as a director.

DARWIN DORNBUSH	Director since 2009

Darwin Dornbush, age 93, is an attorney in private practice. He served as a partner in the law firm of Dornbush Schaeffer Strongin & Venaglia, LLP from 1964 until January 2015. He also served as Secretary of Cantel Medical Corp., a healthcare company, until 2010 and as a director of that company until 2009. In addition, Mr. Dornbush served as a member of the Board of Directors of Benihana from 1995 through 2005 and again from 2009 through January 2012. From 1983 until 2008, he served as Secretary of Benihana and its predecessor. The Company’s Board of Directors believes that it benefits from Mr. Dornbush’s experience in legal and business matters gained from his career as a practicing attorney and his experience on public company boards.

JARETT S. LEVAN	Director since 2009

Jarett S. Levan, age 50, served as President of the Company until the completion of the spin-off of BBX Capital on September 30, 2020. In connection with the spin-off of BBX Capital, Mr. Jarett Levan became Chief Executive Officer and President of BBX Capital. He is also a director of BBX Capital, and he has served as a director of Bluegreen since August 2017. From December 2015 to February 2017, Mr. Jarett Levan served as Acting Chairman and Chief Executive Officer of the Company. Commencing in 1999, he was a director of, and in 2015 he became the Acting Chairman and Chief Executive Officer of, BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) until the completion of the BBX Merger in December 2016. Further, Mr. Jarett Levan was the President of BankAtlantic from 2005 to 2007 and was the Chief Executive Officer of BankAtlantic from January 2007 until July 2012 when BankAtlantic was sold to BB&T. Mr. Jarett Levan also serves as a director of Business for the Arts of Broward, the Broward Center for the Performing Arts, the Greater Fort Lauderdale Alliance, the Broward Workshop, the Broward College Foundation and the Ambassadors Board of Nova Southeastern University. The Company’s Board of Directors believes that Mr. Jarett Levan’s operating and management experience, including his positions with the Company and its affiliates, have allowed him to provide valuable insight to the Board. Mr. Jarett Levan is the son of Alan B. Levan, the Company’s Chairman, Chief Executive Officer and President.

JOEL LEVY	Director since 2009

Joel Levy, age 83, is the Vice Chairman of Adler Group, Inc., a commercial real estate company. He served as President and Chief Operating Officer of Adler Group from 1984 through 2007. Mr. Levy also serves as President and Chief Executive Officer of JLRE Consulting, Inc. and is a Certified Public Accountant. The Company’s Board of Directors believes that Mr. Levy’s experience, including relating to the real estate industry gained from his executive positions at Adler Group and JLRE Consulting, allow him to provide meaningful insight to the Board and that, based on his finance and accounting background, Mr. Levy makes important contributions to the Company’s Audit Committee.

MARK A. NERENHAUSEN	Director since May 2021

Mark A. Nerenhausen, age 69, was appointed to the Company’s Board of Directors in connection with completion of the Bluegreen Merger in May 2021 after serving as a director of Bluegreen since 2003. Mr. Nerenhausen serves as the President and Chief Executive Officer of Hennepin Theater Trust. In addition, since August 2010, Mr. Nerenhausen has been a Principal of ZSP Consulting. Previously, he served as a professor and a director of the Syracuse University Janklaw Arts Leadership Program from 2011 through 2017. From March 2009 through July 2010, Mr. Nerenhausen served as President and Chief Executive Officer of the AT&T Performing Arts Center in Dallas, Texas. The Company’s Board of Directors believes that it benefits from Mr. Nerenhausen’s leadership skills and business and management experience gained from his service in Principal, President and Chief Executive Officer positions, including the sales aspects of his positions and his experience in the tourism and leisure industries.

WILLIAM NICHOLSON	Director since 2009

William Nicholson, age 77, has served as a principal of Heritage Capital Group, an investment banking firm, since 2010. He is currently Chief Compliance Officer of Heritage Capital Group. Mr. Nicholson also served as a principal of Heritage Capital Group from December 2003 through March 2009. In addition, since 2004, Mr. Nicholson has served as President of WRN Financial Corporation. He was also the Managing Director of BSE Management, LLC from March 2009 through April 2010. The Company’s Board of Directors believes that, because of Mr. Nicholson’s extensive knowledge of the capital and financial markets and broad experience working with the investment community, Mr. Nicholson provides important insight to the Board on financial issues, and that the Board benefits from the expertise that Mr. Nicholson has as the Chief Compliance Officer for Heritage Capital Group, a FINRA-registered broker-dealer.

ARNOLD SEVELL	Director since 2021

Arnold Sevell, age 75, was appointed to the Company’s Board of Directors in connection with completion of the Bluegreen Merger in May 2021 after serving as a director of Bluegreen since 2002. Mr. Sevell has been the President of Sevell Realty Partners, Inc., a full-service commercial real estate firm, and its affiliated entities, Sevell Realty Holdings LLC and Sevell Residential Realty LLC, for more than 30 years. Mr. Sevell also serves as Chairman of the Planning and Zoning Board of Boca Raton, Florida. The Company’s Board of Directors believes that Mr. Sevell provides expertise and insight to the Board as a result of his knowledge of, and experience within, the real estate industry and his insight into real estate markets generally.

ORLANDO SHARPE	Director since 2021

Orlando Sharpe, age 64, was appointed to the Company’s Board of Directors in connection with completion of the Bluegreen Merger in May 2021 after serving as a director of Bluegreen since 2011. Mr. Sharpe founded Sharpe Project Developments, Inc., a real estate development company, in 1990 and has served as its President since that time. He is also the President of Sharpe Project Construction, Inc. and OLD, LLC. From 1986 to 1990, he was employed with Arvida/JMP Partners, L.P., a residential real estate development company, where he managed the design, construction, development and property management for several office buildings, retail centers, hotels, restaurants, warehouses and mixed use commercial parks. Prior to that time, he was employed by Weitz Co. General Contractors as a project manager on various commercial projects. His background also includes professional experience with a number of architectural and engineering firms. The Company’s Board of Directors believes that it benefits from Mr. Sharpe’s knowledge of the real estate industry generally and particularly with respect to real estate development and trends in the industry.

SETH M. WISE	Director since 2021

Seth M. Wise, age 53, was appointed to the Company’s Board of Directors in connection with completion of the Bluegreen Merger on in May 2021 after serving as a director of Bluegreen since 2017. Mr. Wise previously served as Executive Vice President and a director of the Company from September 2009 until the completion of the Company’s spin-off of BBX Capital in September 2020 when he became Executive Vice President and a director of BBX Capital. He is also President of BBX Capital Real Estate LLC, a wholly owned subsidiary of BBX Capital, and Chief Executive Officer of The Altman Companies, LLC, a wholly owned subsidiary of BBX Capital Real Estate. Mr. Wise was also Executive Vice President of BBX Capital Corporation (formerly

BankAtlantic Bancorp, Inc.) from 2012 until the completion of the BBX Merger in December 2016. The Company’s Board of Directors believes that Mr. Wise’s real estate-related experience and background enhance the Board’s knowledge with respect to the real estate industry and that it benefits from the insight he brings with respect to the real estate industry and the Company’s operations related thereto.

The Board of Directors Unanimously Recommends that Shareholders

Vote “For” the Election of All of the Director Nominees.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following individuals serve as the Company’s current executive officers:

Name	Position
Alan B. Levan	Chairman, Chief Executive Officer and President
John E. Abdo	Vice Chairman
Raymond S. Lopez	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer
Dustin Tonkin	Executive Vice President, Chief Sales and Marketing Officer
Susan J. Saturday	Executive Vice President, Chief Administrative Officer
Jorge de la Osa	Executive Vice President, Chief Legal and Compliance Officer
Chanse W. Rivera	Executive Vice President, Chief Information Officer

The Company’s executive officers serve until they resign or are replaced or removed by the Board of Directors. Biographical information for Mr. Alan Levan and Mr. Abdo is set forth in “Proposal No. 1 – Election of Directors” above. Biographical information for the Company’s other executive officers is set forth below.

Raymond S. Lopez, age 48, has served as Executive Vice President and Chief Financial Officer of the Company since March 2015. In addition, Mr. Lopez has served as Executive Vice President, Chief Financial Officer and Treasurer of Bluegreen since September 2019 and as Chief Operating Officer of Bluegreen since November 2019. He was appointed Chief Operating Officer and Treasurer of the Company in May 2021. Prior to joining the Company in March 2015, Mr. Lopez served as an officer of Bluegreen. He joined Bluegreen as its Controller in 2004 and was promoted to Chief Accounting Officer and Vice President of Bluegreen in 2005 and to Senior Vice President of Bluegreen in 2007. Prior to joining Bluegreen, Mr. Lopez worked in various capacities at Office Depot, Inc. and Arthur Andersen LLP. Mr. Lopez is a Certified Public Accountant. Mr. Lopez also served as Chief Financial Officer of BBX Capital Corporation (formerly BankAtlantic Bancorp, Inc.) from March 2015 until the completion of the BBX Merger in December 2016.

Dustin Tonkin, age 50, has served as Executive Vice President, Chief Sales and Marketing Officer of Bluegreen since May 2020 and was appointed Executive Vice President, Chief Sales and Marketing Officer of the Company following the completion of the Bluegreen Merger in May 2021. Mr. Tonkin joined Bluegreen in November 2019 as Executive Vice President, Chief Sales Officer. Prior to joining Bluegreen, Mr. Tonkin held various sales leadership roles at Wyndham Destinations, where he was employed most recently as Executive Vice President of Sales & Marketing.

Susan J. Saturday, age 64, has served as Executive Vice President, Chief Administrative Officer of Bluegreen since September 2019 and was appointed Executive Vice President, Chief Administrative Officer of the Company following the completion of the Bluegreen Merger in May 2021. Ms. Saturday also previously held various management positions at Bluegreen and the Company. In 1995, she was appointed Vice President and Director of Human Resources and Administration of Bluegreen. In 2004, Ms. Saturday was appointed Senior Vice President and Chief Human Resources Officer of Bluegreen. During October 2017, Ms. Saturday was appointed Executive Vice President of Bluegreen. From April 2018 until September 2019, Ms. Saturday served as Executive Vice President and Chief Human Resources Officer of the Company. She also performed the functions of Chief Human Resources Officer of the Company on a part-time basis from June 2016 through April 2018. From 1983 to 1988, Ms. Saturday was employed by General Electric Company in various financial management positions. Ms. Saturday holds a B.B.A. in Accounting and an M.S. in Human Resource Management.

Jorge de la Osa, age 53, joined Bluegreen in May 2018 as Executive Vice President, Chief Legal and Compliance Officer and serves as chief counsel and advisor to Bluegreen’s management and oversees Bluegreen’s day-to-day legal operations and compliance program. He was appointed Executive Vice President,

Chief Legal and Compliance Officer of the Company following the completion of the Bluegreen Merger in May 2021. From 2010 until he joined Bluegreen in May 2018, Mr. de la Osa served in various senior leadership roles at Wyndham Vacation Ownership, including Executive Vice President and General Counsel. From 2004 to 2010, Mr. de la Osa was Lead Corporate Counsel at Sol Melia Vacation Club, a subsidiary of Melia Hotels International. He served as Corporate Counsel to Tempus Resorts International from 2002 to 2004. Mr. de la Osa is a member of the Florida Bar. He holds a J.D. in Law and a B.S. in Business Administration, Finance.

Chanse W. Rivera, age 54, was appointed Executive Vice President, Chief Information Officer of the Company following the completion of the Bluegreen Merger in May 2021. Mr. Rivera joined Bluegreen in August 2012. During December 2012, Mr. Rivera was appointed Senior Vice President and Chief Information Officer of Bluegreen. During October 2017, he was appointed Executive Vice President of Bluegreen. Prior to joining Bluegreen, Mr. Rivera was Chief Information Officer of Russell Hobbs, Inc., Global Service Manager of CITCO, Vice President, Managed Services of Fresh Del Monte Produce Inc., and IT Director of Blue Martini Software. Mr. Rivera holds a B.S. in Management Information Systems.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company may be deemed to be controlled by Alan B. Levan, Chairman, Chief Executive Officer and President of the Company, John E. Abdo, Vice Chairman of the Company, Jarett S. Levan, a director of the Company and son of Mr. Alan Levan, and Seth M. Wise, a director of the Company. Together, they may be deemed to beneficially own shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 81% of the Company’s total voting power. Further, in connection with the spin-off of BBX Capital during September 2020, Mr. Jarett Levan became the Chief Executive Officer and President and a director of BBX Capital, Mr. Alan Levan became the Chairman of the Board of BBX Capital, Mr. John E. Abdo became Vice Chairman of BBX Capital and Seth M. Wise became Executive Vice President and a director of BBX Capital. Mr. Alan Levan, Mr. Abdo, Mr. Jarett Levan and Mr. Wise may also be deemed to control BBX Capital through their ownership of BBX Capital’s Class A Common Stock and Class B Common Stock representing a majority of BBX Capital’s total voting power. Each of them also receive compensation from BBX Capital.

The Company reimburses BBX Capital for advisory, risk management, administrative and other services. The Company reimbursed BBX Capital $2.0 million and $1.2 million during the years ended December 31, 2022 and 2021, respectively, for such services. Further, BBX Capital reimbursed the Company $0.1 million during the year ended December 31, 2021, with no such reimbursements during the year ended December 31, 2022. The Company had $0.2 million and $0.1 million in accrued expenses as of December 31, 2022, and 2021, respectively, for the services to BBX Capital described above.

During both the years ended December 31, 2022 and 2021, the Company paid Abdo Companies, Inc. $153,000, for certain management services. John E. Abdo, the Company’s Vice Chairman, is the principal shareholder and Chief Executive Officer of Abdo Companies, Inc.

In connection with its spin-off of BBX Capital during September 2020, the Company issued a $75.0 million note payable to BBX Capital. The note accrues interest at a rate of 6% per annum and requires payments of interest only on a quarterly basis; provided, however, that interest payments may be deferred at the option of the Company, with interest on the entire outstanding balance thereafter to accrue at a cumulative, compounded rate of 8% per annum until such time as the Company is current on all accrued payments under the note, including deferred interest. All outstanding amounts under the note will become due and payable on September 30, 2025, or earlier upon certain events. In December 2021, the Company made a $25.0 million prepayment of the note reducing the outstanding note balance from $75.0 million to $50.0 million. During the year ended December 31, 2022, the Company incurred interest expense of $3.0 million under the note to BBX Capital. The Company has subsequently repaid an additional $15.0 million under the note.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by, or paid by the Company for the years ended December 31, 2022 and 2021 to or on behalf of, the following persons (collectively, the “Named Executive Officers” or “NEOs”): Alan B. Levan, the Company’s Chairman, Chief Executive Officer and President; John E. Abdo, the Company’s Vice Chairman; and Dustin Tonkin, Executive Vice President, Chief Sales and Marketing Officer of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)		Non- Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Alan B. Levan	2022	1,150,000	950,000	1,844,850	(2)	1,425,000	1,200	5,371,050
Chairman, Chief Executive Officer and President	2021	1,150,000	1,425,000	2,901,300	(3)	1,425,000	1,089	6,902,389

John E. Abdo	2022	1,150,000	950,000	1,844,850	(2)	1,425,000	1,200	5,371,050
Vice Chairman	2021	1,150,000	1,425,000	2,901,300	(3)	1,425,000	1,572	6,902,872

Dustin Tonkin	2022	525,000	357,500	1,038,600	(2)	1,874,069	26,356	3,821,525
Executive Vice President, Chief Sales and Marketing Officer	2021	475,000	347,778	5,064,393	(3)	1,661,099	25,868	7,574,138

(1)

Represents discretionary cash bonuses paid to the Named Executive Officers upon the approval of the Company’s Compensation Committee based on a subjective evaluation of the performance of the Company, including its implementation of strategic initiatives, and the applicable Named Executive Officer. In addition, the bonuses paid to Mr. Tonkin for 2021 and 2022 also include the third and fourth of five $200,000 signing bonus installment payments.

(2)

Represents the grant date fair value of restricted stock awards of a total of 65,911 shares, 65,911 shares and 37,106 shares of the Company’s Class A Common Stock granted to Mr. Alan Levan, Mr. Abdo and Mr. Tonkin, respectively, during January 2023 in consideration for their services in 2022. Additional information regarding these restricted stock awards is set forth under “Compensation of the Named Executive Officers” and “Outstanding Equity Awards at Fiscal-Year End 2022” below. Assumptions used in the calculation of the grant date fair value of these awards are included in Note 14 to the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

(3)

Represents the grant date fair value of restricted stock awards of a total of 119,069 shares, 119,069 shares and 214,651 shares of the Company’s Class A Common Stock granted to Mr. Alan Levan, Mr. Abdo and Mr. Tonkin, respectively. With respect to each of Mr. Alan Levan and Mr. Abdo, 71,250 of the restricted shares are scheduled to cliff vest in June 2025 and 47,819 of the restricted shares are scheduled to vest in four equal annual installments, with the first installment having vested in January 2023. With respect to Mr. Tonkin, 26,719 of the restricted shares are scheduled to cliff vest in June 2025, 120,000 of the restricted shares are scheduled to cliff vest in June 2031, 50,000 of the restricted shares are scheduled to cliff vest in January 2026, and 17,932 of the restricted shares are scheduled to vest in four equal annual installments, with the first installment having vested in January 2023. Assumptions used in the calculation of the grant date fair value of these awards are included in Note 14 to the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

(4)

Represents bonuses paid under the Company’s Long Term Incentive Plan (the “LTIP”) for 2022 and 2021 based on the Company’s Adjusted EBITDA. In addition, the amount for Mr. Tonkin also includes a long term incentive compensation bonus paid to him for 2022 and 2021 pursuant to his employment agreement based primarily on system-wide sales of vacation ownership interests (“VOIs”) and adjusted sales operating profit, as described in further detail below.

Compensation of the Named Executive Officers

The Company’s executive officers, including Mr. Alan Levan, Mr. Abdo and Mr. Tonkin, receive annual base salaries and may also receive annual bonuses and long term incentive compensation, including under the Company’s LTIP, as well as discretionary bonuses from time to time upon the approval of the Compensation Committee based on a subjective evaluation of the performance of the executive officer, the Company, and such other factors as the Compensation Committee may consider.

Mr. Alan Levan and Mr. Abdo currently receive an annual base salary of $1,150,000. Mr. Tonkin currently receives an annual base salary of $525,000, a $50,000 increase from his annual base salary of $475,000 during 2021. For 2022, Mr. Alan Levan, Mr. Abdo and Mr. Tonkin earned bonuses under the LTIP of approximately $2,850,000, $2,850,000 and $1,237,000, respectively, in each case, based on Adjusted EBITDA. The bonuses represented 150% of their target bonuses under the LTIP for 2022. For each of Mr. Alan Levan and Mr. Abdo, $1,425,000 of the bonus under the LTIP for 2022 was paid in cash and $1,425,000 was paid by the grant during January 2023 of restricted stock awards of 50,911 shares of the Company’s Class A Common Stock. For Mr. Tonkin, approximately $618,500 of his bonus under the LTIP for 2022 was paid in cash and approximately $618,500 was paid by the grant during January 2023 of restricted stock awards of 22,106 shares of the Company’s Class A Common Stock. The restricted shares granted to Mr. Alan Levan, Mr. Abdo and Mr. Tonkin under the LTIP are scheduled to vest in four equal annual installments beginning in January 2024. In addition to the restricted stock awards granted to them under the LTIP, each of Mr. Alan Levan, Mr. Abdo and Mr. Tonkin also received additional restricted stock awards of 15,000 shares of the Company’s Class A Common Stock during January 2023 in consideration for their services in 2022. As described in further detail under “Employment Agreement with Dustin Tonkin” below,” in addition to his bonus under the LTIP, Mr. Tonkin also received an incentive compensation bonus for 2022 of approximately $1,255,000 based primarily on system-wide sales of VOIs and adjusted sales operating profit, and the fourth of five $200,000 annual signing bonus installment payments pursuant to his employment agreement. Mr. Alan Levan, Mr. Abdo and Mr. Tonkin also received discretionary bonuses of approximately $950,000, $950,000 and $157,500 respectively, in 2022, as set forth in the “Summary Compensation Table” above.

For 2023, Mr. Alan Levan, Mr. Abdo and Mr. Tonkin have the opportunity to receive annual bonuses and long-term incentives of up to $4,275,000, $4,275,000 and $3,380,000, respectively (including up to $2,850,000, $2,850,000 and $1,237,500, respectively, under the LTIP), in each case, based primarily on Adjusted EBITDA and, in addition for Mr. Tonkin, system-wide sales of VOIs and adjusted sales operating profit.

The Company’s executive officers, including Mr. Alan Levan, Mr. Abdo and Mr. Tonkin, may also receive equity-based awards outside of the LTIP. As described above, in addition to the restricted stock awards granted to them under the LTIP, the Company granted additional restricted stock awards of 15,000 shares of the Company’s Class A Common Stock to each of Mr. Alan Levan, Mr. Abdo and Mr. Tonkin in consideration for their services in 2022. These restricted shares are scheduled to cliff vest in January 2027.

All of the restricted stock awards granted to the Named Executive Officers are included in the “Stock Awards” column of the “Summary Compensation Table” above and were granted under the Company’s 2021 Incentive Plan. The vesting of all restricted stock awards is subject to the terms of such plan and the applicable restricted stock award agreement.

In accordance with the terms of the Company’s merger agreement with Hilton Grand Vacations Inc., all restricted shares of the Company’s Class A Common Stock or Class B Common Stock outstanding immediately prior to the effective time of the merger will immediately vest at such time and the holders thereof will be entitled to receive the same merger consideration in exchange for such shares as all other shareholders receive in exchange for their shares of the Company’s Class A Common Stock or Class B Common Stock.

Employment Agreements with Named Executive Officers

Employment Agreements with Alan B. Levan and John E. Abdo

The Company has employment agreements with each of Alan B. Levan and John E. Abdo. Under their employment agreements, Mr. Levan and Mr. Abdo receive an annual base salary and may also receive incentive and discretionary bonuses and equity-based compensation, all as described in further detail above. Each employment agreement may be terminated by the Company for “Cause” or “Without Cause” or by the executive for “Good Reason” (as such terms are defined in the employment agreement). For purposes of the employment agreement, a termination due to, among other things, the “Disability” of Mr. Levan or Mr. Abdo, as the case may be, will be deemed a termination “Without Cause.” If an employment agreement is terminated for “Cause,” Mr. Levan or Mr. Abdo, as the case may be, will be entitled to receive his base salary through the date of termination. If an employment agreement is terminated “Without Cause” or by Mr. Levan or Mr. Abdo for “Good Reason,” Mr. Levan or Mr. Abdo, as the case may be, will be entitled to receive his base salary through the date of termination and the prorated portion of his annual bonus based on the average annual bonus paid to him during the prior two fiscal years, subject to a maximum annual bonus for purposes of this calculation in an amount equal to 200% of his then-current annual base salary. In addition, if an employment agreement is terminated “Without Cause” or by Mr. Levan or Abdo for “Good Reason,” Mr. Levan or Mr. Abdo, as the case may be, will be entitled to receive a severance payment in an amount equal to two times the sum of his annual base salary and annual bonus opportunity at the date of termination (or 2.99 times the sum of his annual base salary and annual bonus opportunity at the date of termination if such termination occurs within two years after a “Change in Control” (as defined in the employment agreements)). For purposes of calculating the severance payment, each of Mr. Levan and Mr. Abdo’s “annual bonus opportunity” will be subject to the same 200% cap described above. In addition, with respect to each employment agreement, if the employment agreement is terminated “Without Cause” or is terminated by Mr. Levan or Mr. Abdo for “Good Reason” or as a result of Mr. Levan or Mr. Abdo’s death, any unvested incentive stock options and restricted stock awards would immediately accelerate and fully vest as of the termination date. Further, in the event of a termination “Without Cause” or a termination by Mr. Levan or Mr. Abdo for “Good Reason,” Mr. Levan or Mr. Abdo, as the case may be, will be entitled to continued benefits, including, without limitation, health and life insurance, for two years following the year in which the termination occurs (or three years following the year in which the termination occurs, if such termination occurred within two years after a “Change in Control”). Each employment agreement will also be terminated upon the executive officer’s death, in which case the estate of Mr. Levan or Mr. Abdo, as the case may be, will be entitled to receive his base salary through the date of his death and the prorated portion of his annual bonus, calculated as described above.

Employment Agreement with Dustin Tonkin.

The Company has an employment agreement with Dustin Tonkin. Under the terms of the employment agreement, Mr. Tonkin receives an annual base salary and may also receive incentive and discretionary bonuses and equity-based compensation, all as described in further detail above. In addition, pursuant to his employment agreement entered into upon joining the Company in 2019, Mr. Tonkin received a $1,000,000 signing bonus, which is payable in five equal annual installments of $200,000 each. Under his employment agreement, in addition to his participation in the LTIP, Mr. Tonkin may receive an annual incentive bonus in an amount equal to a specified percentage of his then-current annual base salary. Such percentage is approved annually by the Compensation Committee and, for 2022, Mr. Tonkin’s annual incentive bonus was 135% of his annual base salary. The annual incentive bonus is based on the achievement of targeted performance measures approved by the Compensation Committee, which, for 2022, included primarily system-wide sales of VOIs and adjusted sales operating profit. Based on these performance metrics, Mr. Tonkin received an annual incentive bonus for 2022 of approximately $1,255,000. For 2023, Mr. Tonkin’s targeted annual incentive bonus is 200% of his 2023 annual base salary of $525,000. As described above, in addition to his annual incentive bonus opportunity, Mr. Tonkin also participates in the Company’s LTIP. Information regarding the bonus paid to Mr. Tonkin under the LTIP for 2022 is set forth under “Compensation of the Named Executive Officers” above.

Mr. Tonkin’s employment agreement will continue until terminated. In addition, if the employment agreement is terminated by the Company for “Cause” or by Mr. Tonkin without “Good Reason” (as such terms are defined in the employment agreement), Mr. Tonkin will be entitled to receive any unpaid salary and benefits accrued through the date of termination. If the employment agreement is terminated without “Cause” or by Mr. Tonkin for “Good Reason,” then Mr. Tonkin will be entitled to receive, in addition to any unpaid salary and benefits accrued through the date of termination, a severance payment in an amount equal to the sum of  (a) his annual base salary then in effect and (b) the average annual incentive bonus paid to him during the two years prior to the termination (or 1.5 times such sum if the termination occurs within two years after a “Change in Control” (as defined in the employment agreement)). In addition, if the employment agreement is terminated without “Cause” or by Mr. Tonkin for “Good Reason” after the last day of the performance period with respect to his annual incentive bonus but prior to payment thereof, Mr. Tonkin will be entitled to receive such annual incentive bonus. Further, in the event of a termination without “Cause” or a termination by Mr. Tonkin for “Good Reason” at any time, the Company will pay Mr. Tonkin’s COBRA premiums for 12 months following the date of termination. In addition, upon his death or “Disability” (as defined in his employment agreement), Mr. Tonkin or his estate, as the case may be, will be entitled to receive, in addition to any unpaid salary and benefits accrued through the date of death or termination, the pro rata portion of his annual incentive bonus for the applicable year based generally on the number of days he was employed during the year.

Outstanding Equity Awards at Fiscal-Year End 2022

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executive Officers as of December 31, 2022, all of which were granted under the Company’s 2021 Incentive Plan.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares of Units of Stock that have not Vested		Market Value of Shares or Units of Stock that have not Vested	Equity Incentive Plan Awards Number of Unearned Share, Units or Other Rights hat have not Vested	Equity Incentive Plan Awards Market or Payout Value or Unearned Shares, Units or Other Rights that have not Vested
Name	Exercisable	Unexercisable
Alan B. Levan	—	—	N/A	—	—	71,250	(1)(2)	$1,778,400	N/A	N/A
						47,819	(1)(3)	$895,172	N/A	N/A
John E. Abdo	—	—	N/A	—	—	71,250	(1)(2)	$1,778,400	N/A	N/A
						47,819	(1)(3)	$895,172	N/A	N/A
Dustin Tonkin	—	—	N/A	—	—	26,719	(1)(2)	$666,906	N/A	N/A
						120,000	(1)(4)	$2,995,200	N/A	N/A
						17,932	(1)(3)	$335,687	N/A	N/A
						50,000	(1)(5)	$1,248,000	N/A	N/A

(1)	Represents restricted stock awards of shares of the Company’s Class A Common Stock.
(2)	Scheduled to cliff vest on June 3, 2025.
(3)	Scheduled to vest ratably in annual installments over 4 years. The first installment vested in January 2023.
(4)	Scheduled to cliff vest on June 3, 2031.
(5)	Scheduled to cliff vest on January 19, 2026.

As previously described, in addition to the awards set forth in the table above, during January 2023, the Company granted restricted stock awards of total of 65,911 shares, 65,911 shares and 37,106 shares of the Company’s Class A Common Stock to Mr. Levan, Mr. Abdo and Mr. Tonkin, respectively. 50,911 shares, 50,911 shares and 22,106 of such restricted shares granted to Mr. Levan, Mr. Abdo and Mr. Tonkin, respectively, are scheduled to vest in four equal annual installments beginning in January 2024. The remaining 15,000 of such restricted shares granted to each of Mr. Levan, Mr. Abdo and Mr. Tonkin are scheduled to cliff vest in January 2027. See “Compensation of the Named Executive Officers” above for information regarding the contemplated treatment of restricted stock awards under the Company’s merger agreement with Hilton Grand Vacations Inc.

Merger-Related Compensation

The Company’s executive officers, including the Named Executive Officers, will be entitled to compensation in connection with the Company’s proposed merger with Hilton Grand Vacations Inc. Such merger-related compensation will be described in greater detail in the Company’s proxy statement (the “Merger Proxy”) for the special meeting of the Company’s shareholders to be held for the purpose of considering and voting on the merger agreement. As required by the rules and regulations of the SEC and as will be described in greater detail in the Merger Proxy, the Company’s shareholders will also be asked at the special meeting to approve, on a non-binding advisory basis, the compensation paid or payable to the Company’s Named Executive Officers in connection with the merger.

Pay Versus Performance
As required by Item 402(v) of Regulation
S-K,
the Company is providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.
Pay Versus Performance Table
The following table sets forth information concerning the compensation of the Named Executive Officers for each of years ended December 31, 2022 and2021, and the financial performance of the Company for each such year.

Year (a)	Summary Compensation Table Total for CEO (1) (b)	Compensation Actually Paid to CEO (2) (c)	Average Summary Compensation Table Total for Non-CEO NEOs (3) (d)	Average Compensation Actually Paid to Non-CEO NEOs (4) (e)	Value of Initial Fixed $100 Investment based on Total Shareholder Return (TSR) (5) (f)	Net Income from Continuing Operations (g)
2022	$5,371,050	$4,042,565	$4,596,288	$2,858,383	$73.78	$81,251,000
2021	6,902,389	8,101,825	7,238,505	9,002,317	264.11	71,932,000

(1)
The dollar amounts reported represent the amounts of total compensation reported for Alan B. Levan, the Company’s Chief Executive Officer, for each corresponding year in the “Total” column of the “Summary Compensation Table” above.

(2)
The dollar amounts reported represent the amount of “compensation actually paid” to Mr. Alan Levan, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Alan Levan during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments set forth in the “Adjustments” table below were made to Mr. Alan Levan’s total compensation for each year to determine the compensation actually paid.

(3)
The dollar amounts reported represent the average of the amounts reported for the NEOs as a group (excluding the Company’s CEO) for each corresponding year in the “Total” column of the “Summary Compensation Table” above. The NEOs (excluding the Company’s CEO) included for purposes of calculating the average amounts are John E. Abdo and Dustin Tonkin.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the Company’s Chief Executive Officer), as computed in accordance with Item 402(v) of Regula tio
n
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to such NEOs as a grou
p during the applicable year. In acc
ordan
ce with the requirements of Item 402(v) of Regulation
S-K,
the adjustments set forth in the “Adjustments” table below were made to the average total compensation for such NEOs as a group for each year to determine the compensation actually paid.

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The Company did not pay any dividends in 2021.

Table of Contents
Adjustments
For 2022 and 2021, the following adjustments were made to total compensation for each such year to determine the compensation actually paid for such year.

	2022		2021
	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs
Summary Compensation Table Total	$5,371,050	$4,596,288	$6,902,389	$7,238,505
Less Stock Awards Reported in Summary Compensation Table for the Covered year	(1,844,850)	(1,441,725)	(2,901,300)	(3,982,847)
Plus Fair Value of Equity Awards Granted during the Fiscal Year that are Outstanding and Unvested at the End of the Year	1,645,139	1,285,653	4,100,736	5,746,658
Plus (Less) Change in Fair Value of Equity Awards Granted in Any Prior Years that are Outstanding and Unvested at End of Year	(1,128,774)	(1,581,833)	—	—
Plus (Less) Change in Fair Value of Equity Awards Granted in Any Prior Years that Vested During the Fiscal Year	—	—	—	—
Plus Fair Value at Vesting Date of Awards Granted and Vested During the Fiscal Year	—	—	—	—

Compensation Actually Paid	$4,042,565	$2,858,383	$8,101,825	$9,002,317

For purposes of the preceding table, the fair value of equity awards outstanding and unvested at the end of the applicable year is based on the per share closing price of the Company’s Class A Common Stock on the last trading day of such year.
Relationship Between Financial Performance Measures
While the Company utilizes several performance measures in order to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table above. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation actually paid (which, for all purposes hereof, shall be as computed in accordance with SEC rules) for a particular year. For the year ended December 31, 2022, the Company did not use any “financial performance measures” as defined in Item 402(v) of Regulation
S-K
to link compensation paid to the Named Executive Officers to the Company’s performance.
In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Table of Contents
Compensation Actually Paid and Cumulative Total Shareholder Return
The following chart sets forth the relationship between the compensation actually paid to the Company’s Chief Executive Officer, the average of the compensation actually paid to the other Named Executive Officers, and the Company’s cumulative total shareholder return over the two most recently completed years.

Compensation Actually Paid and Net Income
The following chart sets forth the relationship between the compensation actually paid to the Company’s Chief Executive Officer, the average of the compensation actually paid to the other Named Executive Officers, and the Company’s net income for the two most recently completed fiscal years.

DIRECTOR COMPENSATION

The compensation policy for the Company’s non-employee directors (which are directors who are not employees of the Company or Bluegreen) is designed to compensate directors for their services on the Company’s Board of Directors and its committees in an amount which the Board believes to be fair based on the work and time commitment required as well as the size and scope of the Company, and in a manner which is simple, transparent and easy for shareholders to understand.

The Company’s non-employee directors are currently compensated for their service on the Company’s Board of Directors and its committees through cash fees as follows: an annual cash fee of $110,000 to each non-employee director for his service; an annual cash fee of $20,000 to the Chairman of the Audit Committee; an annual cash fee of $16,000 to each other member of the Audit Committee; and an annual cash fee of $3,500 to each of the Chairman of the Nominating/Corporate Governance Committee and the Chairman of the Compensation Committee.

Director Compensation Table-2022

The following table sets forth certain information regarding the compensation paid or accrued by the Company to or on behalf of each individual who served as a non-employee director of the Company during the year ended December 31, 2022 for his service on the Company’s Board of Directors and its committees during the year.

Name	Fees Earned or Paid in Cash ($)
James R. Allmand III	113,500
Norman H. Becker	126,000
Lawrence A. Cirillo	126,000
Darwin Dornbush	126,000
Jarrett S. Levan	110,000
Joel Levy	130,000
Mark Nerenhausen	110,000
William Nicholson	126,000
Arnold Sevell	129,500
Orlando Sharpe	110,000
Seth M. Wise	110,000

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC, other than as provided in Item 407 of Regulation S-K promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the following Audit Committee Report be treated as “soliciting material” or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The charter of the Audit Committee sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Board of Directors and shareholders. The Audit Committee receives reports from, and meets with the Company’s internal audit group, management and independent auditor. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee and the Company’s management and internal auditors, as well as with Ernst & Young LLP, the Company’s independent registered public accounting firm for 2022 (“EY”). The Audit Committee discussed with the Company’s internal auditors and EY the overall scope and plans for their respective audits and met with the internal auditors and EY, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and compliance matters. The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2022 with management and EY prior to the filing with the SEC of the Company’s Annual Report on Form 10-K for such year.

Management has primary responsibility for the Company’s financial statements and the overall financial reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee its independence and any other matters that it is required to discuss with the Audit Committee or that it believes should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee discussed with EY the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also received from EY the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with EY its independence from the Company. When considering EY’s independence, the Audit Committee considered whether EY’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining EY’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to EY for audit and non-audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for such year.

Submitted by the Following Members of the Audit Committee:

Joel Levy, Chairman

Norman H. Becker

Lawrence A. Cirillo

Darwin Dornbush

William Nicholson

Arnold Sevell

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

EY served as the independent registered public accounting firm for the Company for 2022 and 2021. The following table presents fees for professional services rendered by EY for the audit of the Company’s annual financial statements for 2022 and 2021. The table also presents fees billed for audit-related services, tax services and all other services rendered by EY to the Company for 2022 and 2021.

	2022	2021
(in thousands)
Audit Fees (1)	$1,175	$812
Audit-Related Fees (2)	237	12
Tax Fees (3)	80	40
All Other Fees (4)	142	120

Total Fees	$1,634	$984

(1)	Includes fees for services related to the Company’s annual financial statement audit and review of the Company’s quarterly financial statements.
(2)	Includes fees for services related to the financial statement audit of one of the Company’s subsidiaries and agreed upon procedures related to loan securitizations.
(3)	Includes fees for professional services for tax consulting and tax advisory services.
(4)	Includes fees for other permissible work performed that does not meet the above-described categories.

All audit-related services set forth above were pre-approved by the Company’s Audit Committee, which concluded that the provision of such services by EY was compatible with the maintenance of such firm’s independence in the conduct of its auditing functions.

Under its charter, the Company’s Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the Company’s independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform any non-audit services prohibited by law or regulation. Each year, the independent registered public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent registered public accounting firm and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 24 2023, certain information as to persons known by the Company to own in excess of 5% of the outstanding shares of the Company’s Class A Common Stock and/or Class B Common Stock. In addition, the table includes information regarding the shares of the Company’s Class A Common Stock and Class B Common Stock beneficially owned by (i) each Named Executive Officer, (ii) each of the Company’s directors and (iii) the Company’s directors and executive officers as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s Class A Common Stock or Class B Common Stock as of November 24, 2023. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares which such person has or shares, directly or indirectly, voting or investment power, or which such person has the right to acquire beneficial ownership of at any time within 60 days after November 24, 2023. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, such shares. Unless otherwise noted, each person listed in the table below has sole voting and investment power over the shares beneficially owned by such person and the address of each person listed in the table below is c/o Bluegreen Vacations Holding Corporation, 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431.

Name of Beneficial Owner	Notes	Class A Common Stock Ownership	Class B Common Stock Ownership	Percent of Class A Common Stock	Percent of Class B Common Stock
Levan BFC Stock Partners LP	1,2,3,6	—	336,915	2.5%	9.2%
Levan Partners LLC	1,2,3,6	986,197	141,577	8.3%	3.9%
Alan B. Levan	1,2,3,4,5,6,8	3,530,396	3,516,234	41.7%	96.3%
John E. Abdo	1,2,3,4,8	1,330,187	1,495,311	19.0%	41.0%
Jarett S. Levan	1,2,3,4,5,6	195,220	342,607	6.2%	18.6%
Seth M. Wise	1,2,3,6,7	201,270	335,158	3.9%	9.2%
Dustin Tonkin		285,956	—	2.1%	0.0%
Norman H. Becker		1,204	—	*	0.0%
Darwin Dornbush		10,083	—	*	0.0%
Joel Levy		13,077	—	*	0.0%
William R. Nicholson		12,000	—	*	0.0%
Lawrence A. Cirillo		—	—	0.0%	0.0%
Arnold Sevell		7,395	—	*	0.0%
James R. Allmand III		510	—	*	0.0%
Mark A. Nerenhausen		1,200	—	*	0.0%
Orlando Sharpe		1,785	—	*	0.0%
All directors and executive officers as a group (18 persons)	1,8	4,121,442	3,539,666	45.3%	97.0%

*	Less than 1 percent.
(1)

Shares of Class B Common Stock are convertible on a share-for-share basis into shares of Class A Common Stock at any time in the holder’s discretion. The number of shares of Class B Common Stock held by each beneficial owner is not separately included in the “Class A Common Stock Ownership” column, but is included for the purpose of calculating the percent of Class A Common Stock held by each beneficial owner.

(2)

The Company may be deemed to be controlled by Messrs. Alan Levan, Abdo, Jarett Levan and Wise, who collectively may be deemed to have an aggregate beneficial ownership of shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 81% of the Company’s total voting power.

(3)

Mr. Alan Levan’s beneficial holdings include the 986,197 shares of Class A Common Stock and 141,577 shares of Class B Common Stock owned by Levan Partners LLC and the 336,915 shares of Class B Common Stock owned by Levan BFC Stock Partners LP. Mr. Alan Levan’s beneficial holdings also include 2,341 shares of Class A Common Stock and 240 shares of Class B Common Stock held of record by his wife, 7,344 shares of Class A Common Stock held through trusts for the benefit of his children and 78,700 of Class A Common Stock held by the Susie and Alan B. Levan Family Foundation. In addition, Mr. Alan Levan’s beneficial holdings of Class B Common Stock include the shares of Class B Common Stock held by Mr. Abdo, Mr. Jarett Levan and Mr. Wise, as described below.

(4)

Mr. Alan Levan and Mr. Abdo are parties to an agreement pursuant to which Mr. Abdo has granted to Mr. Alan Levan a proxy to vote the shares of our Class B Common Stock that Mr. Abdo beneficially owns. As a result, the shares of Class B Common Stock beneficially owned by Mr. Abdo are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Abdo has also agreed not to sell any of his shares of Class B Common Stock without first converting those shares into shares of Class A Common Stock. Pursuant to the agreement, Mr. Alan Levan and Mr. Abdo have also agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company. The agreement also provides for Mr. Jarett Levan to succeed to Mr. Alan Levan’s rights under the agreement in the event of Mr. Alan Levan’s death or disability.

(5)

Mr. Alan Levan and Mr. Jarett Levan are parties to an agreement pursuant to which Mr. Jarett Levan has agreed to vote the shares of Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Alan Levan votes his shares of Class B Common Stock. As a result, the shares of Class B Common Stock beneficially owned by Mr. Jarett Levan are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Jarett Levan has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock and to obtain the consent of Mr. Alan Levan prior to the conversion of certain of his shares of Class B Common Stock into shares of Class A Common Stock. Pursuant to the agreement, Mr. Alan Levan and Mr. Jarett Levan have also agreed to vote their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(6)

Mr. Jarett Levan and Mr. Wise are parties to an agreement pursuant to which Mr. Wise has agreed to vote the shares of Class B Common Stock that he owns or otherwise has the right to vote in the same manner as Mr. Jarett Levan’s shares of Class B Common Stock are voted. As a result of this agreement and the above-described agreement between Mr. Alan Levan and Mr. Jarett Levan, the shares of Class B Common Stock beneficially owned by Mr. Wise are included in Mr. Alan Levan’s beneficial holdings in the table. Mr. Wise has also agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Common Stock or convert such shares of Class B Common Stock into shares of Class A Common Stock, in each case, without first offering Mr. Jarett Levan the right to purchase such shares. Pursuant to the agreement, Mr. Jarett Levan and Mr. Wise has have agreed to vote, or cause to be voted, their shares of Class B Common Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company.

(7)	Mr. Wise’s holdings of the Company’s Class A Common Stock include 50 shares held in his spouse’s IRA which he may be deemed to beneficially own.
(8)

The Class A Common Stock holdings for Mr. Alan Levan, Mr. Abdo, Mr. Tonkin and the Company’s executive officers and directors as a group include 173,025 restricted shares, 173,025 restricted shares, 247,274 restricted shares and 823,412 restricted shares, respectively. Prior to vesting, the recipient of the restricted shares has the right to direct the voting of the shares but does not have the right to sell the shares.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than the election of directors which may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING

TO BE HELD ON DECEMBER 21, 2023

This Proxy Statement and the Company’s Annual Report to Shareholders for the year ended December 31, 2022 are available free of charge at https://materials.proxyvote.com/096308.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On June 16, 2021, the Company, upon the approval of its Audit Committee, appointed EY as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2021 in place of Grant Thornton, which served as the Company’s independent registered public accounting firm for 2020 and 2019 and was dismissed as the Company’s independent registered public accounting firm upon the appointment of EY. A representative of EY is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

The audit reports of Grant Thornton on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2020 and 2019 and the interim period from January 1, 2021 through June 16, 2021: (i) the Company had no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its reports; and (ii) there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. Further, during the fiscal years ended December 31, 2020 and 2019 and the interim period from January 1, 2021 through June 16, 2021, the Company did not consult with EY regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ADDITIONAL INFORMATION

“Householding” of Proxy Material. The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or Equiniti, the Company’s transfer agent, that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you are the record holder of your shares. You can notify Equiniti by sending a written request to Equiniti Trust Company, LLC, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219, Attention: Customer Service. You can also contact Equiniti’s Customer Service department at (800) 937-5449.

Future Shareholder Proposals. The Company does not plan to hold an annual meeting of shareholders in 2024 if the Company’s currently proposed merger with Hilton Grand Vacations Inc. is consummated. If the merger is not consummated or the Company otherwise determines to hold an annual meeting of shareholders in 2024, then the following procedures will apply with respect to shareholder proposals for such annual meeting:

Under the Company’s Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the annual meeting of shareholders or is otherwise brought before the annual meeting of shareholders by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Company’s Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of the proposed business must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders For the Company’s 2024 Annual Meeting of Shareholders, if any, the Company must receive shareholder notice of a director nomination (i) between August 23, 2024 and September 22, 2024 or (ii) if the Company’s 2024 Annual Meeting of Shareholders, if any, is held more than 30 days before or after December 21, 2024, within ten days after the Company first mails notice of or publicly discloses the date of the meeting. In addition, any shareholder who wishes to submit a nomination to the Board of Directors must deliver written notice of the nomination within the applicable time period set forth above and comply with the information requirements in the Company’s Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement for the 2024 Annual Meeting of Shareholders, if any.

The Company’s Bylaws are filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 21, 2019 and can be obtained on the SEC’s EDGAR website at www.sec.gov. Shareholders may also contact the Company’s Secretary at the Company’s principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s 2024 Annual Meeting of Shareholders, if any, may do so by following the procedures relating to shareholder proposals set forth in the rules and regulations promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary at the Company’s principal executive offices by August 2, 2024 or, if the Company’s 2024 Annual Meeting of Shareholders, if any, is held more than 30 days before or after December 21, 2024, then by the deadline as set forth in a Company filing with the SEC, which will be a reasonable time before the Company begins to print and send its proxy materials.

In addition to satisfying the requirements under the Company’s Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Proxy Solicitation Costs. The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and other nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiaries, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan

Chairman, Chief Executive Officer and President

November 27, 2023

BLUEGREEN VACATIONS HOLDING CORPORATION

Proxy

Class A Common Stock

ANNUAL MEETING OF SHAREHOLDERS OF

BLUEGREEN VACATIONS HOLDING CORPORATION

DECEMBER 21, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond S. Lopez and Adrienne Kelley, and each of them acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of Bluegreen Vacations Holding Corporation held of record by the undersigned as of the close of business on November 24, 2023 at the Annual Meeting of Shareholders to be held on December 21, 2023 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR ALL” OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1.

1. Election of thirteen directors.

NOMINEES:

Alan B. Levan

John E. Abdo

James R. Allmand, III

Norman H. Becker

Lawrence A. Cirillo

Darwin Dornbush

Jarett S. Levan

Joel Levy

Mark A. Nerenhausen

William Nicholson

Arnold Sevell

Orlando Sharpe

Seth M. Wise

[  ]   FOR ALL NOMINEES

[  ]   WITHHOLD AUTHORITY

       FOR ALL NOMINEES

[  ]   FOR ALL EXCEPT

    (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below.

2. In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [  ]

Signature of Shareholder:_______________________ Date:_______ Signature of Shareholder:_________________________ Date: ______

NOTE:

Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BLUEGREEN VACATIONS HOLDING CORPORATION

Proxy

Class B Common Stock

ANNUAL MEETING OF SHAREHOLDERS OF

BLUEGREEN VACATIONS HOLDING CORPORATION

DECEMBER 21, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond S. Lopez and Adrienne Kelley, and each of them acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class B Common Stock of Bluegreen Vacations Holding Corporation held of record by the undersigned as of the close of business on November 24, 2023 at the Annual Meeting of Shareholders to be held on December 21, 2023 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR ALL” OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1.

1. Election of thirteen directors.

NOMINEES:

Alan B. Levan

John E. Abdo

James R. Allmand, III

Norman H. Becker

Lawrence A. Cirillo

Darwin Dornbush

Jarett S. Levan

Joel Levy

Mark A. Nerenhausen

William Nicholson

Arnold Sevell

Orlando Sharpe

Seth M. Wise

[  ]   FOR ALL NOMINEES

[  ]   WITHHOLD AUTHORITY

       FOR ALL NOMINEES

[  ]   FOR ALL EXCEPT

    (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below.

2. In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [  ]

Signature of Shareholder:___________________________ Date:_______ Signature of Shareholder:_____________________________ Date: ______

NOTE:

Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.